Exhibit 2

Execution Copy

América Móvil, S.A. de C.V.,

as Issuer,

Radiomóvil Dipsa, S.A. de C.V.,

as Guarantor,

and

JPMorgan Chase Bank, N.A.,

as Trustee

_______________

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of October 5, 2005

_______________

Ps.5,000,000,000

9% Senior Notes due January 15, 2016

TABLE OF CONTENTS

Page
ARTICLE ONE DEFINITIONS		1

Section 101.	Provisions of the Base Indenture.	1
Section 102.	Definitions.	2

ARTICLE THREE MISCELLANEOUS PROVISIONS		19

Section 301.	Separability of Invalid Provisions	19
Section 302.	Execution in Counterparts	20
Section 303.	Certain Matters	20

SEVENTH SUPPLEMENTAL INDENTURE, dated as of October 5, 2005, among América Móvil, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of the United Mexican States (“Mexico”) (herein called the “Company”), having its principal office at Lago Alberto 366, Edificio Telcel I, Piso 2, Colonia Anáhuac, 11320, Mexico, D.F., Mexico, Radiomóvil Dipsa, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of Mexico (herein called the “Guarantor”), having its principal office at Lago Alberto 366, Edificio Telcel I, Piso 2, Colonia Anáhuac, 11320, Mexico, D.F., Mexico, and JPMorgan Chase Bank, N.A. (as successor to JPMorgan Chase Bank), a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the “Trustee”), to the Indenture, dated as of March 9, 2004, among the Company, the Guarantor and the Trustee (as supplemented, herein called the “Base Indenture”).

W I T N E S S E T H:

WHEREAS, the Base Indenture provides, in Section 301 thereof, for the issuance from time to time thereunder, in series, of debt Securities of the Company, and Section 901 of the Base Indenture provides for the establishment of the form or terms of Securities issued thereunder through one or more supplemental indentures;

WHEREAS, the Company desires by this Seventh Supplemental Indenture to create a series of Securities to be issuable under the Base Indenture, as supplemented by this Seventh Supplemental Indenture, and to be known as the Company’s “9% Senior Notes due January 15, 2016” (the “Notes”), which are to be initially limited in aggregate principal amount as specified in this Seventh Supplemental Indenture and the terms and provisions of which are to be as specified in this Seventh Supplemental Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of this Seventh Supplemental Indenture to establish the Notes as a series of Securities under the Base Indenture and to provide for, among other things, the issuance of and the form and terms of the Notes and additional covenants for purposes of the Notes and the Holders thereof;

WHEREAS, the Guarantor has duly authorized the execution and delivery of this Seventh Supplemental Indenture to provide for the Guarantees of the Notes; and

WHEREAS, all things necessary to make this Seventh Supplemental Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof and for the purpose of setting forth, as provided in the Base Indenture, the form of the Notes and the terms, provisions and conditions thereof, the Company and the Guarantor covenant and agree with the Trustee as follows:

ARTICLE ONE

DEFINITIONS

Section 101.	Provisions of the Base Indenture.

Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Base Indenture shall remain in full force and effect. The Base Indenture, as supplemented by, inter alia, the Fifth Supplemental Indenture, dated as of December 14, 2004 (the “Fifth

Supplemental Indenture”), and as further supplemented by this Seventh Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, the Fifth Supplemental Indenture and this Seventh Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes and every Holder of Notes authenticated and delivered under this Seventh Supplemental Indenture shall be bound thereby.

Section 102.	Definitions.

For all purposes of this Seventh Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

(a)              any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Seventh Supplemental Indenture;

(b)              the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Seventh Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(c)              all terms used in this Seventh Supplemental Indenture that are defined in the Base Indenture have the meanings assigned to them in the Base Indenture, except as otherwise provided in this Seventh Supplemental Indenture;

(d)              the term “Securities” as defined in the Base Indenture and as used in any definition therein shall be deemed to include or refer to, as applicable, the Notes;

(e)              the term “Depositary” as used in the Base Indenture and herein shall be deemed to refer, with respect to the Notes (but not with respect to any other series of Securities), to JPMorgan Chase Bank, N.A., as common depositary for Clearstream, Luxembourg and Euroclear, until a successor Depositary shall have become Depositary pursuant to the applicable provisions of the Base Indenture, and thereafter “Depositary” shall mean such successor Depositary;

(f)               the term “Applicable Procedures” as used in the Base Indenture and herein shall be deemed to refer, with respect to the Notes (but not with respect to any other series of Securities), to the rules and procedures of Clearstream, Luxembourg and Euroclear, to the extent applicable to such transaction and as in effect from time to time; and

(g)              the following terms have, with respect to the Notes (but not with respect to any other series of Securities), the meanings given to them in this Section 102(g):

“Calculation Agent” has the meaning set forth in Section 211 hereof.

“Global Note” means a Note that evidences all or part of the Notes and is authenticated and delivered to, and registered in the name of, the Depositary for such Notes or a nominee thereof.

“Mexican FX Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is (i) not a day on which banking institutions or foreign exchange markets in Mexico City generally are authorized or obligated by law, regulation or executive order to close and (ii) a day on which banking institutions and foreign exchange markets in Mexico City are open for business with the general public.

“Permitted Holder” means, at any time, any Person who, at such time, is the Holder of at least Ps.50,000,000 in aggregate principal amount of Notes.

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“Peso” and “Ps.” mean a Mexican peso or other equivalent unit in such coin or currency of Mexico as at the time shall be legal tender for the payment of public and private debts.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 305 of the Base Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Rate Calculation Date” means the second Mexican FX Day immediately preceding an Interest Payment Date, Redemption Date, Stated Maturity or other Maturity, as applicable. Notwithstanding the preceding sentence, if the Rate Calculation Date is not a Business Day, then the Rate Calculation Date will be the immediately preceding Mexican FX Day (i.e., prior to such second Mexican FX Day) that is a Business Day.

“Settlement Rate” means the Peso / Dollar exchange rate (the “FIX FX Rate”) reported by the Banco de México as the average of quotes in the wholesale foreign exchange market in Mexico for transactions payable in 48 hours on its website on the applicable Rate Calculation Date. In the event that the FIX FX Rate is not so available by 3:00 p.m. (Mexico City time) on any Rate Calculation Date, then the Settlement Rate for such Rate Calculation Date will be determined by the Calculation Agent by taking the arithmetic mean (such mean, the “Alternative Rate”) of the Peso / Dollar exchange rate for the foreign exchange market in Mexico for transactions payable in 48 hours offered at or about such time on such date by (i) Banco Nacional de México, S.A., Institución de Banca Múltiple, (ii) Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, (iii) Bank of America Global FX, (iv) Banco Credit Suisse First Boston (México), S.A. de C.V. and (v) JPMorgan Chase Bank, N.A. (the “Reference Banks”); provided, however, that if any of the Reference Banks ceases to offer such an exchange rate, that bank will be replaced by the Company, for the purpose of determining the Alternative Rate, with another leading bank or financial institution. In the event that the Calculation Agent determines, in its sole and absolute discretion, that neither the FIX FX Rate nor the Alternative Rate can be ascertained on a Rate Calculation Date in accordance with the foregoing, the Calculation Agent will, after consultation with the Company, determine the Settlement Rate (and method of determining the Settlement Rate) in respect of such date in its sole and absolute discretion, taking into consideration all available information that in good faith it deems relevant; provided, however, that the Calculation Agent shall not be liable for any Settlement Rate so determined in good faith.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 201.	Designation and Principal Amount.

There is hereby authorized and established a series of securities designated the “9% Senior Notes due January 15, 2016” (the “Notes”), initially in an aggregate principal amount of Ps.5,000,000,000 (which amount does not include Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other securities of such series pursuant to Sections 304, 305, 906 or 1205 of the Base Indenture), which amount shall be specified in the Company Order for the authentication and delivery of Notes pursuant to Section 303 of the Base Indenture. The principal of the Notes shall be due and payable at their Stated Maturity.

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The Company may, from time to time and without the consent of the Holders, issue additional notes, with Guarantees of the Guarantor duly annexed thereto or endorsed thereon, on terms and conditions identical to those of the Notes, which additional notes, together with Guarantees of the Guarantor duly annexed thereto or endorsed thereon, shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes.

The Stated Maturity of the Notes shall be January 15, 2016. The Notes shall bear interest at the rate of 9% per annum, from October 5, 2005 or from the most recent Interest Payment Date (or, in the case that Section 202 hereof is applicable, subsequent Business Day) on which interest has been paid or duly provided for, as the case may be, payable semi-annually on January 15 and July 15, commencing on July 17, 2006, until the principal thereof is paid or made available for payment; provided, however, that any amount of interest on any Note which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by such Note from the date such amount is due to the day it is paid or made available for payment, and such overdue interest shall be paid as provided in Section 306 of the Base Indenture.

Section 202.	Legal Holidays.

Section 114 of the Base Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:

“In any case where any Interest Payment Date, Redemption Date, Stated Maturity or other Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest, principal or Additional Amounts will not be made on such date, but will be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Stated Maturity or other Maturity, as the case may be; provided that interest will accrue on the principal of the Notes at the applicable interest rate from the original Interest Payment Date, Redemption Date, Stated Maturity or other Maturity, as the case may be, to (but excluding) that next Business Day.”

Section 203.	Denominations.

The Notes shall issued only in denominations of Ps.1,000,000 and integral multiples of Ps.100,000 in excess thereof.

Section 204.	Computation of Interest.

Section 309 of the Base Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:

“Interest on the Notes shall be computed on the basis of the actual number of days during the relevant interest period and a 360-day year.”

Section 205.	ISIN Numbers.

Section 310 of the Base Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:

“The Company in issuing the Notes may use an “ISIN” number, and, if so, the Trustee shall use an “ISIN” number in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such number

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either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such number. The Company shall promptly notify the Trustee in writing of any change in the “ISIN” number. The Company may also use a “Common Code” number.”

Additionally, clause (5) of Section 1202 of the Base Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as “(5) applicable “ISIN” number”.

Section 206.	Registration of Transfer and Exchange.

Clause (2) of Section 304 of the Base Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:

“(2)               Notwithstanding any other provision in this Indenture or the Notes, no Global Notes may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security and a successor Depositary is not appointed within 90 days, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Note or (C) a request for certificates has been made by the Company upon 60 days’ prior written notice given to the Trustee in accordance with the Depositary’s customary procedures and a copy of such notice has been received by the Company from the Trustee. Any Global Note exchanged pursuant to Clause (A) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to Clause (B) or (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note, provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.”

Clause (5) of Section 304 of the Base Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:

“(5)               None of Clearstream Banking, Société Anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V. (“Euroclear”) or any members of, or participants in (“Agent Members”), Clearstream, Luxembourg or Euroclear, or any Person on whose behalf Agent Members may act, shall have any rights under this Indenture with respect to any Global Note, or under any Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, Clearstream, Luxembourg, Euroclear, their respective Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.”

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Section 207.	Payment Currency.

Payment of principal, interest, Additional Amounts and any other amounts due in respect of the Notes shall be made, except as provided below, in Dollars, in amounts determined by the Calculation Agent by translating the corresponding Peso amounts into Dollars at the Settlement Rate on the Rate Calculation Date applicable to the relevant Interest Payment Date, Redemption Date, Stated Maturity or other Maturity or payment date for Defaulted Interest pursuant to Section 306 of the Base Indenture.

Holders of the Notes may elect to receive payment of principal, interest, Additional Amounts and any other amounts due in respect of the Notes in Pesos. Holders who wish to elect to receive a particular payment of principal, interest, Additional Amounts and any other amounts due in respect of the Notes in Pesos must notify the principal Paying Agent (initially, the Trustee) no later than the 8th day preceding the applicable Interest Payment Date, Redemption Date, Stated Maturity or other Maturity (but not earlier than the applicable Regular Record Date or Special Record Date). Any notice referred to in this paragraph must be delivered in accordance with the provisions of Section 105 of the Base Indenture for notices by Holders to the Trustee or, if the Holder is a common depositary (or nominee) for Clearstream, Luxembourg and Euroclear, pursuant to a “swift message” or similar communication. The principal Paying Agent shall notify the Company, the Trustee and any other Paying Agent of any elections by Holders to receive payment in Pesos (including the amounts so selected) as soon as reasonably practicable (and in no case later than 24 hours) after receipt thereof as set forth above.

Clause (1) of Section 306 of the Base Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:

“(1)               The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall make arrangements satisfactory to the Trustee for the deposit with the Trustee of an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest prior to the time of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 20 days and not less than 15 days prior to the date of the proposed payment and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 15 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).”

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Section 208.	Defeasance.

Clause (a) of Section 1304 of the Base Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:

“(a)               The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, an amount in Pesos sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and each installment of interest on the Outstanding Notes on the Stated Maturity of such principal or interest in accordance with the terms of this Indenture and of the Notes. Before such a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of the Notes at a future date in accordance with any redemption provisions relating to the Notes, which shall be given effect in applying the foregoing.”

Section 1305 of the Base Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:

“Subject to the provisions of the last two paragraphs of Section 1003, all money deposited with the Trustee (or other qualifying trustee, collectively, for purposes of this Section 1305, the “Trustee”) pursuant to Section 1304 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (but not including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of the Notes, of all sums due and to become due thereon in respect of principal and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.”

Additionally, Section 1306 of the Base Indenture is hereby amended and restated with respect to the Notes (but not with respect to any other series of Securities) as follows:

“If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1304 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s or the Guarantor’s obligations under this Indenture and the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 1304, until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 1304; provided that, if either the Company or the Guarantor has made any payment of principal of or interest on the Notes and the Guarantees because of the reinstatement of its obligations, the Company or the Guarantor, as the case may be, shall be

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subrogated to the rights of the Holders of the Notes and the Guarantees to receive such payment from the money held by the Trustee or such Paying Agent.”

Section 209.	Forms Generally.

The Notes and the Guarantees annexed thereto or endorsed thereon shall be in substantially the forms set forth in this Section 209, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Seventh Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof, with Guarantees duly annexed thereto or endorsed thereon.

Upon their original issuance, the Notes shall be issued in the form of one or more Global Notes in definitive, fully registered form, with Guarantees annexed thereto or endorsed thereon, without coupons, substantially in the form set forth in this Section 209. Such Global Notes shall be registered in the name of the Depositary, or its nominee, and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Company, with Guarantees duly annexed thereto or endorsed thereon, and authenticated by the Trustee as hereinafter provided. The aggregate amount of any Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as provided in Section 304 of the Base Indenture.

(a)	Form of Face of Note.

[INCLUDE IF NOTE IS A GLOBAL NOTE -- THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO, AS SUPPLEMENTED BY THE SEVENTH SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO, AND IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY, JPMORGAN CHASE BANK, N.A. (THE “COMMON DEPOSITARY”), OR A NOMINEE OF THE COMMON DEPOSITARY, FOR CLEARSTREAM BANKING, SOCIETE ANONYME AND EUROCLEAR BANK S.A./N.V. , WHICH MAY BE TREATED BY AMÉRICA MÓVIL, S.A. DE C.V., THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES. UNLESS AND UNTIL THIS NOTE IS EXCHANGED FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

AMÉRICA MÓVIL, S.A. DE C.V.

9% SENIOR NOTES DUE JANUARY 15, 2016

ISIN Number:

Common Code Number:

No.	Ps.

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América Móvil, S.A. de C.V. (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to, as further supplemented by the Seventh Supplemental Indenture hereinafter referred to), a sociedad anónima de capital variable organized and existing under the laws of the United Mexican States (“Mexico”), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                 Pesos [if the Note is a Global Note, then insert --, or such other principal amount (which, when taken together with the principal amounts of all other Outstanding Notes, shall initially equal Ps.5,000,000,000 in the aggregate; provided, however, that the Company may from time to time or at any time, without the consent of the Holders of the Notes, issue additional notes, with Guarantees of the Guarantor duly annexed thereto or endorsed thereon, with terms and conditions identical to those of the Notes, which additional notes, together with Guarantees of the Guarantor duly annexed thereto or endorsed thereon, shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes) as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture (as supplemented by the Seventh Supplemental Indenture),] on January 15, 2016 (unless earlier redeemed, in which case, on the applicable Redemption Date) and to pay interest thereon from October 5, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, semi-annually on January 15 and July 15 in each year, commencing on July 17, 2006, at the rate of 9% per annum, until the principal hereof is paid or made available for payment, provided that any amount of interest on this Note which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by this Note from the date such amount is due to but not including the day it is paid or made available for payment, and such overdue interest shall be paid as provided in Section 306 of the Indenture.

Payment of principal, interest, Additional Amounts and any other amounts due in respect of the Notes shall be made in Dollars or, subject to certain conditions as set forth in the reverse hereof, Pesos.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture and the Seventh Supplemental Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be January 1 and July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture or the Seventh Supplemental Indenture. Interest on this Note shall be computed on the basis set forth in the Seventh Supplemental Indenture.

Payment of the principal of and interest on this Note shall be made at the office of the Trustee or agency of the Company in the Borough of Manhattan, New York City, New York and, if and for so long as the Notes are admitted to trading on the EuroMTF, the alternative market of the Luxembourg Stock Exchange, at the office of the paying agent in Luxembourg, in each case maintained for such purpose and at any other office or agency maintained by the Company for such purpose, against surrender of this Note in the case of any payment due at the Maturity of the principal thereof; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register; and provided, further, that all payments of the principal of and interest on this Note, the Permitted Holders of

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which have given wire transfer instructions to the Trustee, the Company, or its agent at least 8 Business Days prior to the applicable payment date, shall be required to be made by wire transfer of immediately available funds to the accounts specified by such Permitted Holders in such instructions. [If the Note is a Global Note, then insert -- Notwithstanding the foregoing, payment of any amount payable in respect of a Global Note shall be made in accordance with the Applicable Procedures of Clearstream, Luxembourg and Euroclear.]

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture and Seventh Supplemental Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

AMÉRICA MÓVIL, S.A. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

(b)	Form of Reverse of Note.

This Note is a duly authorized issue of securities of the Company (herein collectively called the “Notes”), issued under an Indenture, dated as of March 9, 2004, and as previously supplemented by, inter alia, the Fifth Supplemental Indenture, dated as of December 14, 2004 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), as further supplemented by the Seventh Supplemental Indenture, dated as of October 5, 2005 (the “Seventh Supplemental Indenture”), among the Company, Radiomóvil Dipsa, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of Mexico (herein called the “Guarantor,” which term includes any successor Person under the Indenture) and JPMorgan Chase Bank, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture). Reference is hereby made to the Indenture, as further supplemented by the Seventh Supplemental Indenture, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

Additional notes on terms and conditions identical to those of this Note may be issued by the Company without the consent of the Holders of the Notes. The amount evidenced by such additional

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Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes.

Payment of principal, interest, Additional Amounts and any other amounts due in respect of the Notes shall be made, except as provided below, in Dollars, in amounts determined by the Calculation Agent by translating the corresponding Peso amounts into Dollars at the Settlement Rate on the Rate Calculation Date applicable to the relevant Interest Payment Date, Redemption Date, Stated Maturity or other Maturity or payment date for Defaulted Interest pursuant to Section 306 of the Indenture.

For the purposes of translating Peso amounts into Dollars:

“Rate Calculation Date” means the second Mexican FX Day immediately preceding an Interest Payment Date, Redemption Date, Stated Maturity or other Maturity, as applicable. Notwithstanding the preceding sentence, if the Rate Calculation Date is not a Business Day, then the Rate Calculation Date will be the immediately preceding Mexican FX Day (i.e., prior to such second Mexican FX Day) that is a Business Day.

“Settlement Rate” means the Peso/Dollar exchange rate (the “FIX FX Rate”) reported by the Banco de México as the average of quotes in the wholesale foreign exchange market in Mexico for transactions payable in 48 hours on its website on the applicable Rate Calculation Date. In the event that the FIX FX Rate is not so available by 3:00 p.m. (Mexico City time) on any Rate Calculation Date, then the Settlement Rate for such Rate Calculation Date will be determined by the Calculation Agent by taking the arithmetic mean (such mean, the “Alternative Rate”) of the Peso/Dollar exchange rate for the foreign exchange market in Mexico for transactions payable in 48 hours offered at or about such time on such date by (i) Banco Nacional de México, S.A., Institución de Banca Múltiple, (ii) Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, (iii) Bank of America Global FX, (iv) Banco Credit Suisse First Boston (México), S.A. de C.V. and (v) JPMorgan Chase Bank, N.A. (the “Reference Banks”); provided, however, that if any of the Reference Banks ceases to offer such an exchange rate, that bank will be replaced by the Company, for the purpose of determining the Alternative Rate, with another leading bank or financial institution. In the event that the Calculation Agent determines, in its sole and absolute discretion, that neither the FIX FX Rate nor the Alternative Rate can be ascertained on a Rate Calculation Date in accordance with the foregoing, the Calculation Agent will, after consultation with the Company, determine the Settlement Rate (and method of determining the Settlement Rate) in respect of such date in its sole and absolute discretion, taking into consideration all available information that in good faith it deems relevant; provided, however, that the Calculation Agent shall not be liable for any Settlement Rate so determined in good faith.

“Mexican FX Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is (i) not a day on which banking institutions or foreign exchange markets in Mexico City generally are authorized or obligated by law, regulation or executive order to close and (ii) a day on which banking institutions and foreign exchange markets in Mexico City are open for business with the general public.

Holders of the Notes may elect to receive payment of principal, interest, Additional Amounts and any other amounts due in respect of the Notes in Pesos. Holders who wish to elect to receive a particular payment of principal, interest, Additional Amounts and any other amounts due in respect of the Notes in Pesos must notify the principal Paying Agent no later than the 8th day preceding the applicable Interest Payment Date, Redemption Date, Stated Maturity or other Maturity or payment

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date for Defaulted Interest pursuant to Section 306 of the Indenture (but not earlier than the applicable Regular Record Date or Special Record Date).

In any case where any Interest Payment Date, Redemption Date, Stated Maturity or other Maturity of the Notes shall not be a Business Day, then payment of interest, principal or Additional Amounts need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Stated Maturity or other Maturity, as the case may be; provided that interest will accrue on the principal of the Notes at the applicable interest rate from the original Interest Payment Date, Redemption Date, Stated Maturity or other Maturity, as the case may be, to (but excluding) that next Business Day.

If an Event of Default with respect to Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture, as further supplemented by the Seventh Supplemental Indenture.

All payments of principal and interest in respect of the Notes shall be made after withholding or deduction for any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Mexico or any authority therein or thereof having power to tax (“Mexican Taxes”). In the event of any withholding or deduction for any Mexican Taxes, the Company shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of Notes on the respective due dates of such amounts as would have been received by them had no such withholding or deduction (including for any Mexican Taxes payable in respect of Additional Amounts) been required, except that no such Additional Amounts shall be payable with respect to any payment on a Note to the extent:

(i) that any such taxes, duties, assessments or other governmental charges would not have been imposed but for (A) a connection between the Holder and Mexico other than the ownership or holding of such Note and the mere receipt of payments with respect to such Note or (B) failure by the Holder or any other Person to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Mexico of the Holder or any beneficial owner of such Note if compliance is required by law, regulation or by an applicable income tax treaty to which Mexico is a party, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and we have given the Holders at least 30 days’ notice prior to the first payment date with respect to which such certification, identification or reporting requirement is required to the effect that Holders will be required to provide such information and identification;

(ii)                of any such taxes, duties, assessments or other governmental charges with respect to a Note presented for payment more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 15-day period;

(iii)              of estate, inheritance, gift or other similar taxes, assessments or other governmental charge imposed with respect to a Note;

(iv)              any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on any series of Notes; and

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(v)any payment on a Note to a Holder who is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Note.

For purposes of the provisions described in Clause (i) above, the term “Holder” of any Note means the direct nominee of any beneficial owner of such Note, which holds such beneficial owner’s interest in such Note. Notwithstanding the foregoing, the limitations on the Company’s obligation to pay Additional Amounts set forth in Clause (i)(B) above shall not apply if (a) the provision of information, documentation or other evidence described in such Clause (i)(B) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law (including the United States - Mexico Income Tax Treaty), regulations (including proposed regulations) and administrative practice or (b) Rule 3.25.15 is in effect, unless the provision of the information, documentation or other evidence described in such Clause (i)(B) is expressly required by statute, regulation, rule or administrative practice in order to apply Rule 3.25.15 and the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule 3.25.15. In addition, such Clause (i)(B) shall not be construed to require that a non-Mexican pension or retirement fund or a non-Mexican financial institution or any other Person register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax. [If the Note is a Global Note, then insert-- Persons who hold a beneficial interest in the Global Note through S.D. Indeval S.A. de C.V., Institución para el Deposito de Valores (“Indeval”), may be required to certify as to their residency in accordance with procedures established by Indeval.]

The Company shall provide the Trustee with the constancia or other relevant documentation, if any, (which may consist of certified copies of such documentation) satisfactory to the Trustee evidencing the payment of Mexican Taxes in respect of which the Company has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Notes or the Paying Agent, as applicable, upon request therefor.

The Company shall pay all stamp, issue, registration, documentary or other similar duties, if any, which may be imposed by Mexico or any governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing, with respect to the Indenture or the Seventh Supplemental Indenture or the issuance of the Notes.

All references herein, in the Indenture, the Seventh Supplemental Indenture, the Notes or the Guarantees, to principal, interest or any other amount payable in respect of any Note shall be deemed to include all Additional Amounts, if any, payable in respect of such principal, interest or other amount payable, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made.

In the event that Additional Amounts actually paid with respect to the Notes pursuant to the preceding paragraphs are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company. However, by

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making such assignment, the Holder makes no representation or warranty that the Company shall be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

All references in the Indenture, the Seventh Supplemental Indenture, the Notes and the Guarantees to the Stated Maturity of the principal in respect of any Note shall be deemed to mean and include the Redemption Date, and all such references to principal, interest or Additional Amounts shall be deemed to mean and include any amount payable in respect hereof pursuant to Section 1010 of the Indenture.

The Notes are subject to redemption, upon not less than 30 nor more than 60 days’ notice by mail, at any time as a whole but not in part, at the election of the Company, at a cash price equal to the sum of (A) the principal amount of the Notes being redeemed, (B) accrued and unpaid current interest thereon to but not including the date fixed for redemption, and (C) any Additional Amounts which would otherwise be payable up to but not including the date fixed for redemption, if, as a result of any amendment to, or change in, the laws (or any laws, rules, or regulations thereunder) of Mexico or any political subdivision or taxing authority thereof or therein affecting taxation or any amendment to or change in an official interpretation, administration or application of such laws, rules, or regulations (including a holding by a court of competent jurisdiction), which amendment or change of such laws, rules, or regulations becomes effective after September 29, 2005, the Company would be obligated, after making reasonable endeavors to avoid such requirement, to pay Additional Amounts in excess of the Additional Amounts that the Company would be obligated to pay if payments made on the Notes were subject to withholding or deduction of Mexican Taxes at the rate of 10%.

The Indenture, as further supplemented by the Seventh Supplemental Indenture, permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor, on the one hand, and the rights of the Holders of the Notes, on the other hand, at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture, as further supplemented by the Seventh Supplemental Indenture, and (ii) permitting the Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive certain past defaults under the Indenture, as further supplemented by the Seventh Supplemental Indenture, and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, as further supplemented by the Seventh Supplemental Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or the Seventh Supplemental Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

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No reference herein to the Indenture or the Seventh Supplemental Indenture and no provision of this Note or of the Indenture or the Seventh Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture, as further supplemented by the Seventh Supplemental Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office of the Trustee or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Guarantor and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of Ps.1,000,000 and integral multiples of Ps.100,000 in excess thereof. As provided in the Indenture, as further supplemented by the Seventh Supplemental Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or of the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

[If the Note is a Global Note, then insert -- This Note is a Global Note and is subject to the provisions of the Indenture and the Seventh Supplemental Indenture relating to Global Notes, including the limitations in Section 304 of the Indenture on transfers and exchanges of Global Notes.]

This Note, the Guarantees and the Indenture and the Seventh Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note which are defined in the Indenture, as further supplemented by the Seventh Supplemental Indenture, shall have the meanings assigned to them in the Indenture, as further supplemented by the Seventh Supplemental Indenture.

________________

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT—______________ (Cust)

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TEN ENT - as tenants by the entireties	Custodian _____________ under Uniform (Minor)
JT TEN - as joint tenants with right of survivorship and not as tenants in common	Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used

though not in the above list.

________________

(c)	Form of Guarantee.

Radiomóvil Dipsa, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized and existing under the laws of Mexico (the “Guarantor”), hereby fully and unconditionally guarantees (such guarantee being referred to herein as the “Guarantee”), in accordance with the terms of the Indenture, dated as of March 9, 2004 and as previously supplemented by the First Supplemental Indenture dated as of March 9, 2004, the Second Supplemental Indenture dated as of March 9, 2004, the Third Supplemental Indenture dated as of April 27, 2004, the Fourth Supplemental Indenture dated as of November 3, 2004, the Fifth Supplemental Indenture dated as of December 14, 2004 and the Sixth Supplemental Indenture dated as of February 25, 2005 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument, as further supplemented by the Seventh Supplemental Indenture, dated as of October 5, 2005 (the “Seventh Supplemental Indenture”), among América Móvil, S.A. de C.V., the Guarantor and JPMorgan Chase Bank, N.A., as Trustee), the full and punctual payment when due, whether at maturity, upon redemption, by acceleration or otherwise, of the principal of, interest on, and any other amounts due under the Notes and all other obligations of the Company under the Indenture, as further supplemented by the Seventh Supplemental Indenture, in each case in Dollars or, subject to the terms and conditions set forth in the Notes, Pesos pursuant to the terms and conditions of the Notes. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Indenture, as further supplemented by the Seventh Supplemental Indenture.

The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture, as further supplemented by the Seventh Supplemental Indenture, shall be limited to the maximum amount as shall, after giving effect to all other liabilities (fixed and contingent) of the Guarantor, result in the obligations of the Guarantor under the Guarantees not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture, as further supplemented by the Seventh Supplemental Indenture, are expressly set forth, to the extent and in the manner provided, in Article Eleven of the Indenture, as further supplemented by the Seventh Supplemental Indenture, and reference is hereby made to such Indenture, as further supplemented by the Seventh Supplemental Indenture, for the precise terms of the Guarantee therein made.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture, as further supplemented by the Seventh Supplemental Indenture, by the manual signature of one of its authorized signatories.

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This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Guarantee is subject to release upon the terms set forth in the Indenture as further supplemented by the Seventh Supplemental Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

RADIOMÓVIL DIPSA, S.A. de C.V.,

By:_____________________________

Name:

Title:

By:_____________________________

Name:

Title:

Section 210.	Form of Trustee’s Certificate of Authentification

The Trustee’s certificate of authentification shall be in substantially the following form:

This is one of the Notes referred to in the within mentioned Indenture.

Dated:

JPMorgan Chase Bank, N.A.,

       as Trustee

By:_____________________________

Authorized Officer

Section 211.	Maintenance of Office or Agency

With respect to any Notes that are not in the form of a Global Note, the Company shall maintain in the Borough of Manhattan, New York an office or agency, in each case, in accordance with Section 1002 of the Base Indenture.

If and for so long as the Notes are admitted for trading on the EuroMTF, the alternative market of the Luxembourg Stock Exchange (the “EuroMTF”), the Company shall maintain pursuant to Section 1002 of the Base Indenture an office or agency in Luxembourg where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company has initially appointed JPMorgan Bank Luxembourg S.A. as the Paying Agent and the agent for such transfers and exchanges and for such notices and demands in Luxembourg with respect to the Notes. JPMorgan Bank Luxembourg S.A. has its main offices at 6, route de Treves, L- 2633 Senningerberg, Luxembourg.

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If for any reason JPMorgan Bank Luxembourg S.A. shall not continue as the Paying Agent or agent for such transfers and exchanges and for such notices and demands in Luxembourg with respect to the Notes and the Notes remain admitted for trading on the EuroMTF, the Company shall appoint a substitute Paying Agent or agent in Luxembourg, in accordance with the rules then in effect of the EuroMTF and the provisions of the Indenture and the Notes. Following the appointment of a substitute Paying Agent or agent in Luxembourg, the Company shall give the Holders of the Notes notice of such appointment pursuant to Section 105 of the Base Indenture.

Section 212.	Calculation Agent.

(a)              As long as any Notes are outstanding, the Company shall maintain a calculation agent for calculating the Settlement Rate in respect of the Notes (the “Calculation Agent”). The Calculation Agent shall determine the Settlement Rate applicable to the Notes in accordance with Section 207 hereof and the Dollars to be paid per Ps.1,000,000 principal amount of Notes.

The Calculation Agent shall notify, in writing the Company, the Trustee and any Paying Agent of each Settlement Rate and the Dollar amounts to be paid per Ps.1,000,000 principal amount of Notes as soon a reasonably practicable after determination thereof (and in no case later than one Business Day prior to the applicable Interest Payment Date, Redemption Date, Stated Maturity or other Maturity). In addition, the Calculation Agent shall provide or publish, promptly after determination thereof (and in no case later than one Business Day prior to the applicable Interest Payment Date, Redemption Date, Stated Maturity or other Maturity), the Settlement Rate and the Dollar amounts to be paid per Ps.1,000,000 principal amount of Notes in the same manner as for giving notice to Holders of the Notes pursuant to Section 106 of the Base Indenture and, for so long as any Notes are listed on the EuroMTF and its rules so require, in a newspaper with general circulation in Luxembourg in accordance with the rules and regulations of the EuroMTF.

The determinations of the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company and on the Holders of the Notes.

(b)                The Company hereby appoints JPMorgan Chase Bank, N.A. as the initial Calculation Agent with respect to the Notes, and JPMorgan Chase Bank, N.A. hereby accepts such appointment in such capacity and its obligations as set forth in this Seventh Supplemental Indenture upon the terms and conditions set forth in this Seventh Supplemental Indenture.

(c)              The Company hereby agrees to pay the Calculation Agent its fees and expenses as agreed upon separately in writing.

(d)               The Calculation Agent accepts its obligations set forth herein upon the terms and conditions hereof, including the following terms and conditions (to all of which the Company agrees);

(i)                in acting under this Seventh Supplemental Indenture and in connection with the Notes, the Calculation Agent, acting as agent for the Company, does not assume any obligation toward, or any relationship of agency or trust for or with, any of the Holders of the Notes;

(ii)                unless herein otherwise specifically provided, any order, certificate, notice, request or communication form the Company made or given under any provision of this Seventh Supplemental Indenture shall be sufficient if signed by any person whom the Calculation Agent reasonably believes to be a duly authorized officer or attorney-in-fact of the Company;

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(iii)              the Calculation Agent shall be obligated to perform only such duties as are set forth specifically herein, in the Notes or in this Seventh Supplemental Indenture and any duties necessarily incidental thereto;

(iv)              the Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon any provision contained in this Note, this Seventh Supplemental Indenture or any information supplied to it by an officer of the Company;

(v)               the Calculation Agent shall incur no liability hereunder except for loss sustained by reason of its or its employees’ or agents’ gross negligence, willful misconduct or bad faith;

(vi)              the Calculation Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers;

(vii)             the Calculation Agent may consult with counsel of its won choice and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and reliance thereon;

(viii)            the Calculation Agent makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture; and

(ix)              the Calculation Agent shall in no event be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, without limitation, lost profits), even if the Calculation Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(e)           The Company shall have the right to remove the Calculation Agent from such capacity at its discretion. The Company shall appoint a bank, trust company, investment banking firm or other financial institution to act as the successor Calculation Agent to JPMorgan Chase Bank, N.A. or any of its successors in that capacity in the event that:

(i)	any acting Calculation Agent is unable or unwilling to act;

(ii)	any acting Calculation Agent fails to comply with its obligations under this Seventh Supplemental Indenture; or

(iii)	the Company proposes to remove the Calculation Agent.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

Section 301.	Separability of Invalid Provisions

In case any one or more of the provisions contained in this Seventh Supplemental Indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Seventh Supplemental Indenture,

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and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Seventh Supplemental Indenture shall be construed as if such provision had never been contained herein.

Section 302.	Execution in Counterparts

This Seventh Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 303.	Certain Matters

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantor.

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IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed on their respective behalves, all as of the day and year first written above.

AMÉRICA MÓVIL, S.A. DE C.V.,
as Issuer

By:	/s/ Carlos García Moreno
	Name:	Carlos García Moreno
	Title:	Attorney-in-Fact

By:	/s/ Alejandro Cantú Jiménez
	Name:	Alejandro Cantú Jiménez
	Title:	Attorney-in-Fact

RADIOMÓVIL DIPSA, S.A. DE C.V.,
as Guarantor

By:	/s/ Carlos García Moreno
	Name:	Carlos García Moreno
	Title:	Attorney-in-Fact

By:	/s/ Alejandro Cantú Jiménez
	Name:	Alejandro Cantú Jiménez
	Title:	Attorney-in-Fact

JPMORGAN CHASE BANK, N.A.
as Trustee, Calculation Agent and Paying Agent

By:	/s/ Karen Ferry
	Name:	Karen Ferry
	Title:	Vice President

J.P. MORGAN BANK LUXEMBOURG S.A.
as Luxembourg Paying Agent

By:	/s/ Dean Kennedy
	Name:	Dean Kennedy
	Title:	Authorized Signatory

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